      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2002
                                               REGISTRATION NO. 333-____________
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    Form F-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------

                             THE THOMSON CORPORATION
             (Exact name of Registrant as specified in its charter)

                    ONTARIO, CANADA                                 98-0176673
          (Province or other Jurisdiction of           (I.R.S. Employer Identification Number)
           Incorporation or Organization)

                       -----------------------------------

                                  METRO CENTER
                                ONE STATION PLACE
                              STAMFORD, CONNECTICUT
                               UNITED STATES 06902
                                 (203) 328-9400
   (Address and telephone number of Registrant's principal executive offices)

                           CORPORATION SERVICE COMPANY
                           1177 AVENUE OF THE AMERICAS
                                   17TH FLOOR
                          NEW YORK, NEW YORK 10036-2721
                                 (800) 927-9800
            (Name, address and telephone number of agent for service)

--------------------------------------------------------------------------------

                                   COPIES TO:

                   DEIRDRE STANLEY, ESQ.
         SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 THE THOMSON CORPORATION                                 LEE J. HIRSCH, ESQ.
                       METRO CENTER                                          TORYS LLP
                      ONE STATION PLACE                                  237 PARK AVENUE
                  STAMFORD, CONNECTICUT 06902                     NEW YORK, NEW YORK 10017-3142
                        (203) 969-8700                                    (212) 880-6000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                      -----------------------------------

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED                PROPOSED
                                                     MAXIMUM                 MAXIMUM
TITLE OF EACH CLASS OF          AMOUNT               OFFERING               AGGREGATE                AMOUNT OF
      SECURITIES                 TO BE                PRICE                  OFFERING              REGISTRATION
   TO BE REGISTERED           REGISTERED           PER SHARE(1)              PRICE(1)                   FEE
----------------------------------------------------------------------------------------------------------------------
Common Shares.........        5,000,000              US$25.37             US$126,850,000           US$11,670.20
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the average of the high and low prices of Thomson's common shares on the New York Stock Exchange on July 23, 2002.

                               ------------------

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

                                5,000,000 SHARES
                             The Thomson Corporation
                 AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

         This prospectus covers 5,000,000 common shares of The Thomson Corporation issuable under our amended and restated dividend reinvestment plan which provides holders of our common shares with a simple and convenient method of investing cash dividends declared on our common shares in additional common shares of Thomson. Our dividend reinvestment plan was initially adopted by our board of directors in April 1989. On May 1, 2002, our board of directors approved an amendment to the dividend reinvestment plan to provide, among other things, for the participation of registered holders of common shares resident in the United States.

         Under the amended and restated dividend reinvestment plan, registered holders of our common shares resident in Canada, the United States and the United Kingdom may opt to have any cash dividends declared on their common shares reinvested in newly issued common shares, without paying any brokerage commissions or service charges. The price of the common shares to be issued under the plan is calculated based on the weighted average trading price of our common shares on the Toronto Stock Exchange during the five trading days immediately preceding the record date for each dividend payment. Our common shares are traded on both the New York Stock Exchange and the Toronto Stock Exchange under the symbol "TOC". On July 25, 2002, the closing price for our common shares on the Toronto Stock Exchange was Cdn$ 41.95 and the closing price for our common shares on the New York Stock Exchange was US$ 26.75.

         We presently pay quarterly dividends on our common shares and intend to continue to do so. The rate at which we pay dividends takes into account all factors that our board of directors considers relevant, including our earnings, available cash flow, financial condition and capital requirements. Our dividend policy is periodically reviewed by our board and the decision to declare dividends is at the discretion of our board.

          We cannot estimate the anticipated proceeds from the issuance of common shares under the plan, which will depend upon the market price of our common shares, the extent of shareholder participation in the plan and other factors.

          Investing in our common shares involves risks. See "Special Note Regarding Forward-Looking Information" on page 4 of this prospectus. See also "Risk Factors" in our prospectus dated June 11, 2002 for a discussion of certain factors relevant to an investment in our common shares.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is July 26, 2002.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
WHERE YOU CAN FIND MORE INFORMATION............................................................................3

DOCUMENTS INCORPORATED BY REFERENCE............................................................................3

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES...............................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION.............................................................4

THE COMPANY....................................................................................................5

USE OF PROCEEDS................................................................................................5

THE AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN............................................................6

     Purpose of the Plan.......................................................................................6
     Participation in the Plan.................................................................................6
     Method of Purchase........................................................................................7
     Purchase Price............................................................................................7
     Fractional Common Shares..................................................................................7
     Administration............................................................................................7
     Reports to Participants...................................................................................7
     Withdrawal from the Plan..................................................................................8
     Certificates for Common Shares............................................................................8
     Shareholder Voting........................................................................................8
     Rights Offerings..........................................................................................8
     Stock Splits and Stock Dividends..........................................................................8
     Liability of the Company and Computershare................................................................9
     Amendment, Suspension or Termination of the Plan..........................................................9
     Notices...................................................................................................9
     General...................................................................................................9
     Governing Law.............................................................................................9

INCOME TAX CONSIDERATIONS RELATING TO THE PLAN.................................................................9

     Canadian Federal Income Tax Considerations...............................................................10
     United States Federal Income Tax Considerations..........................................................10

DESCRIPTION OF COMMON SHARES TO BE REGISTERED.................................................................11

EXPENSES......................................................................................................12

INDEMNIFICATION...............................................................................................12

LEGAL MATTERS.................................................................................................12

EXPERTS.......................................................................................................12

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, file reports and other information with the SEC. The reports and other information we file with the SEC in accordance with the Exchange Act can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC in Washington, D.C. You should call the SEC at 1-800-SEC-0330 or visit its website at www.sec.gov for more information.

         We have filed with the SEC under the Securities Act of 1933, a registration statement on Form F-3 relating to our plan of which this prospectus is a part. This prospectus does not contain all of the information set forth in such registration statement, and to which reference is made for further information. For further information about us and our common shares, you are encouraged to refer to the registration statement and to the schedules and exhibits filed with it. Statements contained in this prospectus as to the provisions of documents filed as exhibits are not necessarily complete, and in each instance reference is made to the copy so filed which is included as an exhibit to the registration statement and each such statement in this prospectus is qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, which we have filed with the SEC, are specifically incorporated by reference in this prospectus:

1.       Our Annual Report on Form 40-F for the fiscal year ended December 31,
         2001;

2.       Our Report of Foreign Private Issuer on Form 6-K filed May 2, 2002;

3. Our Registration Statement on Form F-10 filed June 11, 2002, Registration Number 333-87412, containing a description of our common shares;

4.       Our Report of Foreign Private Issuer on Form 6-K filed June 13, 2002;
         and

5.       Our Report of Foreign Private Issuer on Form 6-K filed June 13, 2002.

         In addition, all filings made by us with the SEC on Forms 40-F or Forms 6-K subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Copies of the documents incorporated by reference in this prospectus may be obtained on request without charge from us at Metro Center, One Station Place, Stamford, Connecticut 06902, telephone (203) 969-8700 or at Suite 2706, Toronto Dominion Bank Tower, P.O. Box 24, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A1, Canada, telephone (416) 360-8700.

         ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR THE PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN HEREIN OR THEREIN OR IN ANY OTHER LATER FILED DOCUMENT WHICH ALSO IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERCEDES THAT STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

        ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

         We are governed by the laws of the Province of Ontario, Canada. Some of our assets are located outside of the United States and some of our directors and officers, as well as some of the experts named in this prospectus, are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us or those directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements included or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words "anticipate," "believe," "plan," "estimate," and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These forward-looking statements are not historical facts but reflect our current expectation concerning future results and events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations, which include, but are not limited to:

         -    actions of our competitors,

         - failure of our significant investments in technology to increase our revenues or decrease our operating costs,

         - failure to fully derive anticipated benefits from our acquisitions,

         - failure to develop additional products and services to meet our customers' needs, attract new customers or expand into new geographic markets,

         - failure to meet the special challenges involved in expansion of our operations outside North America,

         - failure to recruit and retain high quality management and key employees

         -    consolidation of our customers,

         -    increased self-sufficiency of our customers,

         - increased accessibility to free or relatively inexpensive information sources,

         - failure to maintain the availability of information obtained through licensing arrangements and changes in the terms of our licensing arrangements,

         -    changes in the general economy,

         -    inadequate protection of our intellectual property rights,

         -    an increase in our effective income tax rate,

         -    impairment of goodwill and identifiable intangible assets, and

         - failures or disruptions of our electronic delivery systems or the internet.

         We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this prospectus. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   THE COMPANY

         We are a global leader in providing integrated information solutions to business and professional customers. In a global economy in which the flow of information is vital, we supply vast amounts of value-added information to our customers, in both print and electronic formats. We increasingly deliver our information electronically, with applications and tools that enable our customers to adapt it and combine it with their own information. By enhancing the timeliness and effectiveness of our customers' use of information, we help them serve their customers better.

         We serve customers in the following sectors: law, tax, accounting, financial services, higher education, reference information, corporate training and assessment, scientific research and healthcare. We believe these sectors are fundamental to economic development globally and consequently have potential for consistent long-term growth.

         We have a leading market position and well recognized and respected brands in each of our principal markets. Our revenues, which in 2001 totaled $7.2 billion, are generally recurring or predictable. Approximately 61% of our revenues in 2001 were generated under subscription arrangements, with advertising accounting for only 4%. Our revenues are also diversified. In addition to having multiple lines of business, we have over 20 million users and no single customer accounts for more than 2% of our revenues. In 2001, 82% of our revenues were from our operations in the United States and we have users in approximately 130 countries worldwide.

                                 USE OF PROCEEDS

         We have no basis for estimating precisely either the number of common shares that may be sold under the plan or the prices at which such common shares may be sold. We intend to use the net proceeds from the sale of the common shares for general corporate purposes.

               THE AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

PURPOSE OF THE PLAN

         The purpose of our amended and restated dividend reinvestment plan is to provide registered holders of our common shares resident in Canada, the United States and the United Kingdom with a simple and convenient method of investing cash dividends declared on our common shares in additional common shares of Thomson, without paying any brokerage commissions or service charges.

         We presently pay quarterly dividends on our common shares and intend to continue to do so. Dividend payment dates for our common shares have historically been in March, June, September and December. Our policy is to pay dividends at a rate that takes into account all factors that our board of directors considers relevant, including our earnings, available free cash flow, financial condition and capital requirements. The declaration of dividends and the amount of these dividends may be adjusted or eliminated at the discretion of our board of directors.

PARTICIPATION IN THE PLAN

         You are eligible to participate in the plan if you are a registered holder of common shares resident in Canada, the United States or the United Kingdom and meet the requirements outlined below. To become a participant, you must complete a participation form and forward it to Computershare Trust Company of Canada ("Computershare"), at the address set forth below. Only residents of Canada, the United States or the United Kingdom are currently allowed to participate in the plan. Shareholders resident in other jurisdictions shall be allowed to participate in the plan only after Thomson determines that participation should be made available to those shareholders taking into account the necessary steps to comply with the laws relating to the offering and the sale of common shares in the jurisdiction of those shareholders.

         If you are a beneficial owner whose common shares are registered in a name other than your own, you may participate in the plan by having those common shares transferred into your name or into a specific segregated registered account. A beneficial owner whose shares are held in a specific segregated registered account, such as a numbered account with a bank, trust company or broker, may request that entity, subject to any restriction imposed by the entity, to enroll the account in the plan with respect to those shares.

         If the common shares are registered in more than one name, all registered holders must sign the participation form. Also, if your total holding is registered in different names (e.g., full name on some share certificates and initials and surname on other share certificates), a separate participation form must be completed for each different registration name. If dividends from all shareholdings are to be reinvested under one account, registration must be identical. If your common shares are registered in the name of an investment dealer, a financial institution or a recognized nominee, you must either transfer those common shares into your own name prior to becoming a participant or instruct the nominee to participate in the plan on your behalf.

         You may obtain a participation form at any time by providing a written request to Computershare. Once you have enrolled in the plan, you will remain enrolled until you discontinue participation or until we terminate the plan (see "Amendment, Suspension or Termination").

         Any common shares acquired outside of the plan which are not registered in exactly the same name or manner as common shares enrolled in the plan will not be automatically enrolled in the plan. If you purchase additional common shares outside the plan, you are advised to contact Computershare to ensure that all common shares you own are enrolled in the plan.

         Your participation in the plan will commence with the next dividend payment date after Computershare receives your participation form, provided Computershare receives it at least five business days before the record date of the dividend. If a participation form is received by Computershare less than five business days before the record date, that dividend will be paid to you in the usual manner and your participation in the plan will commence with the next dividend. Dividend record dates for the common shares have historically been between the 20th and 25th of February, May, August and November in each year.

         You may not transfer the right to participate in the plan to another person.

         Death will not affect your election to participate. Upon death, your participation will remain effective until terminated by the personal representative of your estate or by us.

METHOD OF PURCHASE

         Under the terms of the plan, if you are a registered holder of common shares, through the participation form you may direct Computershare to reinvest all cash dividends on all common shares registered in your name to purchase newly issued common shares. You will not be entitled to direct payment of less than 100% of all cash dividends on the common shares you own. Cash dividends payable on common shares registered for a participant in the plan, after deduction of any applicable withholding tax, will be paid to Computershare and applied automatically by Computershare on each dividend payment date to the purchase of common shares for that participant. Your account will be credited with the number of common shares, including fractions, equal to the cash dividends reinvested for you divided by the applicable purchase price for the common shares.

PURCHASE PRICE

         The purchase price of common shares to be purchased on your behalf with reinvested cash dividends on your common shares will be the weighted average trading price for the common shares on the Toronto Stock Exchange for the five trading days preceding the record date for the dividend. Participants will not be charged any brokerage commissions or service charges and all administration costs of the plan will be paid by us. Any cash dividends payable in currencies other than Canadian currency will be converted into Canadian dollars at the Bank of Canada noon rate for Canadian dollars on the record date for the dividend (or the next business day if this day is not a business day).

FRACTIONAL COMMON SHARES

         Computershare will credit your account with fractions of common shares and dividends in respect of such fractions to allow full investment of eligible funds. The rounding of any fractional interest shall be determined by Computershare using such methods as it deems appropriate in the circumstances.

ADMINISTRATION

         Computershare, as agent for plan participants, will administer the plan. Its responsibilities include:

-        receiving eligible funds;

-        purchasing and holding the common shares accumulated under the plan;

-        reporting regularly to the participants; and

-        other duties required by the plan.

         Common shares purchased under the plan will be registered in the name of each participant and will be held by Computershare in the accounts of participants. We will pay all costs of administering the plan, including the fees and expenses of Computershare. Computershare will be paid fees for its services as may, from time to time, be agreed upon by Computershare and us.

REPORTS TO PARTICIPANTS

         Computershare will maintain a separate account for each participant in the plan. You will receive from Computershare a detailed statement of your account following each dividend payment. This statement will set out the record date, the dividend payment date, the amount of cash dividend paid on your common shares, the amount of any applicable withholding tax, the number of common shares purchased through the plan with respect to such dividend, the purchase price per common share and the updated total number of common shares being held by Computershare for your account.

WITHDRAWAL FROM THE PLAN

         You may terminate your participation in the plan at any time by writing to Computershare. Computershare must receive your notice of termination at least five business days before the record date for the next dividend payment. If Computershare receives your termination request after this date, the withdrawal will be effective the day following the dividend payment date. When you withdraw from the plan, certificates for whole common shares credited to your account under the plan will be issued, and a cash payment will be made to you for any fraction of a common share based upon the closing price of the common shares on the Toronto Stock Exchange on the day immediately preceding the effective date of termination. Thereafter, cash dividends on any of our common shares that you continue to hold will be paid to you and will not be reinvested. Death will not affect your election to participate in the plan which will remain effective until terminated by your personal representative.

CERTIFICATES FOR COMMON SHARES

         All common shares purchased pursuant to the plan will be credited to your individual account held by Computershare. This protects you against the loss, theft or destruction of share certificates. If you request, in accordance with this paragraph, or if you withdraw from the plan or if the plan terminates, Computershare will issue and deliver certificates for all whole common shares credited to your account. The number of common shares held for you under the plan (less any common shares for which certificates have been delivered to you) will be shown on your statement of account. You may request delivery of share certificates by writing to Computershare; however certificates for less than five common shares will not be issued except upon withdrawal from or termination from the plan. In no event will certificates be issued for fractional shares. Certificates will be sent to you after Computershare receives your written request.

         Accounts under the plan are maintained in the names in which the common shares of the participants were registered at the time they enrolled in the plan. Consequently, certificates for shares will be similarly registered when issued.

SHAREHOLDER VOTING

         For any meeting of shareholders, you will receive proxy materials in order to vote all common shares held for your account. Your common shares will be voted as you direct or you may vote by proxy or in person at the meeting of shareholders. A fractional share does not carry the right to vote.

RIGHTS OFFERINGS

         If we have a rights offering pursuant to which holders of our common shares may subscribe for additional common shares or other securities, rights attributable to fractional interests held for participants under the plan will be sold by Computershare and the net proceeds will be used to acquire additional common shares and participants' respective entitlements thereto will be credited to their accounts.

STOCK SPLITS AND STOCK DIVIDENDS

         Common shares distributed pursuant to a stock dividend or a stock split on shares held by Computershare for a participant under the plan will be retained by Computershare and credited by Computershare proportionately to the accounts of the participants in the plan. Certificates for any common shares resulting from a stock dividend or a stock split on shares held of record by a participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the plan.

LIABILITY OF THE COMPANY AND COMPUTERSHARE

         We and Computershare, in administering the plan, are not liable for any act or omission to act including without limitation, any claims of liability:
(a) with respect to receipt or non-receipt of any payment, form or other writing purported to have been sent to us or Computershare; (b) actions taken as a result of inaccurate and incomplete information or instructions; (c) arising out of failure to terminate your account upon your death prior to receipt by Computershare of notice in writing of such death; (d) with respect to the prices at which common shares are purchased for your account and the times such purchases are made; or (e) relating to your tax liability.

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         We reserve the right to amend, modify, suspend or terminate the plan at any time, but such actions shall have no retroactive effect that would prejudice your interests. Computershare will notify you in writing of any material modifications made to the plan. If we terminate the plan, Computershare will remit to you as soon as possible, certificates for whole common shares held in your accounts under the plan and cash payments for any fraction of a common share based upon the closing price of the common shares on the Toronto Stock Exchange on the day immediately preceding the effective date of termination of the plan. If we suspend the plan, Computershare will make no investment on the dividend payment date immediately following the effective date for such suspension. Any common share dividends subject to the plan and paid after the effective date of such suspension will be remitted by Computershare to the participants to whom these are due.

NOTICES

         All notices from Computershare to you will be addressed to your last known address. All notices, requests, elections or instructions under the plan required or permitted to be given to Computershare should be in writing and signed by you and should be sent to the following address:

         Computershare Trust Company of Canada
         100 University Avenue,
         9th Floor
         Toronto, Ontario
         M5J 2Y1
         Canada

GENERAL

         We reserve the right to interpret and regulate the plan as we deem necessary or desirable and any such interpretation or regulation will be final.

         Unless the context requires otherwise, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

GOVERNING LAW

         The plan shall be governed and construed in accordance with the laws in force of the Province of Ontario, Canada.

                 INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

         THE FOLLOWING SUMMARY OF TAX CONSEQUENCES IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PARTICIPANT. IT IS THE RESPONSIBILITY OF PARTICIPANTS IN THE PLAN TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN IN THEIR RESPECTIVE COUNTRY OF RESIDENCE.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         The following summarizes the principal Canadian federal income tax considerations of participating in the plan generally applicable to you if:

- at all relevant times, for purposes of the Income Tax Act and any applicable tax treaty or convention, you are not a resident of Canada,

- you do not use or hold (and will not use or hold) and are not deemed to use or hold the common shares in, or in the course of, carrying on a business in Canada and do not carry on an insurance business in Canada and elsewhere, and

- your shares do not constitute "taxable Canadian property" for purposes of the Income Tax Act.

         Provided that the common shares are listed on a prescribed stock exchange (which includes the Toronto Stock Exchange and the New York Stock Exchange) at a particular time, the common shares will generally not constitute taxable Canadian property to you at that time. This rule applies unless, at any time during the five-year period immediately preceding that time, 25% or more of the issued common shares of any class or series of a class of our capital stock was owned by you, by persons with whom you did not deal at arm's length or by you and any such persons. Your common shares can be deemed to be taxable Canadian property in certain circumstances set out in the Income Tax Act.

         This summary is based on the current provisions of the Income Tax Act, the regulations thereunder, all specific proposals to amend the Income Tax Act or the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, and our understanding of the current published administrative practices of the Canada Customs and Revenue Agency.

         Dividends on our common shares paid or credited to you generally will be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of withholding in an applicable tax treaty where you are a resident of a country with which Canada has an income tax treaty. If you are a United States resident entitled to benefits under the Canada-United States Income Tax Convention, dividends on our common shares generally will be subject to Canadian withholding tax at the rate of 15%. Under the Canada-United States Income Tax Convention, dividends paid to certain religious, scientific, charitable and similar tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian withholding tax. Provided that certain administrative procedures are observed regarding registration of such organizations, we will not be required to withhold tax from dividends paid to such organizations. Qualifying organizations that fail to follow the required administrative procedures will have to file a claim for refund to recover any amounts withheld. The amount of dividends invested in additional common shares pursuant to the plan will be reduced by the amount of applicable Canadian withholding taxes withheld.

         You will not be subject to tax under the Income Tax Act in respect of any capital gain realized on the disposition of common shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of certain United States federal income tax considerations generally applicable to certain participants who reinvest cash dividends in additional common shares under the plan. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder, and judicial decisions and administrative interpretations, all of which are subject to change, possibly with retroactive effect. These United States federal income tax considerations apply only to a person or entity who holds common shares as a capital asset and who, for United States federal income tax purposes, is

-        a citizen or resident of the United States,

- a corporation, partnership or other entity organized under the laws of the United States or of any political subdivision thereof,

- an estate whose income is subject to United States federal income taxation regardless of its source, or

- a trust (i) if a United States court can exercise primary jurisdiction over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that has elected to be treated as a United States person under applicable Treasury regulations.

         This summary does not address all aspects of the United States federal income tax laws that may be relevant to participants subject to special treatment under the United States federal income tax laws (including banks, a dealer in securities or currencies, a tax-exempt organization, insurance companies, regulated investment companies, financial institutions, a person that owns 10% or more of the common shares, a person whose functional currency is not the United States dollar and a person that holds common shares as part of a straddle, hedging or conversion transaction).

         A participant will be treated for United States federal income tax purposes as having received a distribution in an amount equal to the fair market value of the common shares acquired pursuant to the plan plus the amount of any Canadian income tax withheld therefrom. The fair market value of the common shares so acquired will be equal to the average of the high and low sale prices of the common shares on the dividend payment date as reported on the principal securities exchange on which the shares are traded, which amount may be higher or lower than the average market price used to determine the number of common shares acquired under the plan. The distribution will be includable in a participant's income as a taxable dividend to the extent of the Company's current and accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any such dividend will not be eligible for the dividends received deduction generally available to U.S. corporate shareholders. Subject to certain limitations under the Code, participants who are subject to United States federal income tax will be entitled to a credit or deduction for Canadian income taxes withheld from any such dividends.

         A participant's tax basis per share for common shares purchased pursuant to the plan will be equal to the fair market value per share on the dividend payment date. A participant's holding period for common shares purchased with dividends will begin on the day following the dividend payment date.

         Participants generally will recognize a taxable gain or loss when they sell or exchange common shares and when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the plan or otherwise. The amount of such gain or loss will be the difference between the amount a participant receives for his or her common shares or fraction thereof and the adjusted tax basis therefor. The gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for such common shares exceeds one year. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% if the property has been held more than one year and 18% where the property is held for more than five years. The deductibility of capital losses is subject to limitations. The gain or loss will generally be gain or loss from sources within the United States for foreign tax credit limitation purposes.

                  DESCRIPTION OF COMMON SHARES TO BE REGISTERED

         The common shares to be offered by this prospectus will be offered to our shareholders pursuant to participation in the plan. The common shares are currently listed on the Toronto Stock Exchange and the New York Stock Exchange.

         Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series of which 6,000,000 shares consist of a series designated as Cumulative Redeemable Floating Rate Preference Shares, Series II, and 18,000,000 shares consist of a series designated as Cumulative Redeemable Preference Shares, Series V. At July 22, 2002, there were 647,906,219 common shares, 6,000,000 Series II preference shares and 18,000,000 Series V preference shares outstanding.

         Each common share entitles its holder to one vote at meetings of our shareholders and to receive dividends when declared by our board of directors. All dividends that our board of directors declare will be paid equally on all common shares, subject to the rights of registered holders of the preference shares. Registered holders of common shares will participate equally in any distribution of our assets upon our liquidation, dissolution or winding-up, subject to the rights of the registered holders of the preference shares. There are no pre-emptive, redemption, purchase or conversion rights attaching to the common shares.
                                    EXPENSES

         The expenses in connection with the issuance and distribution of the common shares being offered are as follows:

Securities and Exchange Commission Registration Fee......   U.S.    $ 11,670.20*
Legal Fees and Expenses..................................           $ 50,000.00*
Blue Sky Fees and Expenses...............................           $      0.00*
Printing Fees............................................           $  5,000.00*
                                                                    ------------
         Total...........................................   U.S.    $ 66,670.20*

*Estimated
                                 INDEMNIFICATION

         Under the Business Corporations Act (Ontario), Thomson may indemnify a present or former director or officer or a person who acts or acted at Thomson's request as a director or officer of another corporation of which Thomson is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Thomson or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Thomson, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of Thomson or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from Thomson as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

         Our by-laws provide that we shall indemnify a director or officer, a former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which Thomson is or was a shareholder or creditor, and the heirs and legal representatives of such a person against all costs, charges, expenses and liabilities incurred while carrying out such acts, except as prohibited by law.

         Our by-laws further provide that Thomson may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which Thomson is or was a shareholder or creditor.

         A policy of directors' and officers' liability insurance is maintained by Thomson which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of Thomson in their capacity as directors and officers and also reimburses Thomson for payments made pursuant to the indemnity provided by Thomson pursuant to the Business Corporations Act (Ontario) and the by-laws of Thomson.

         In addition, we have entered into agreements with each of our directors which indemnify them, to the maximum extent permitted by law.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Thomson pursuant to the foregoing provisions, Thomson has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the common shares being offered by the prospectus will be passed upon by Torys LLP. Torys LLP has also reviewed the statements made herein as to matters of Canadian and U.S. tax law. As of the date of this prospectus, the partners and associates of Torys LLP owned beneficially, directly or indirectly, less than 1% of our outstanding securities. Certain partners and an associate of Torys LLP are our assistant secretaries and assistant secretaries of certain of our associates and affiliates.

                                     EXPERTS

         Our auditors are PricewaterhouseCoopers LLP, Suite 3000, Box 82, Royal Trust Tower, TD Centre, Toronto, Ontario, M5K 1G8, Canada. Our consolidated financial statements incorporated in this registration statement by reference to both of our Annual Report on Form 40-F for the fiscal year ended December 31, 2001 and our Registration Statement on Form F-10 filed June 11, 2002 for the three years ended December 31, 2001 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The description of the indemnification provisions relating to officers and directors under the caption "Indemnification" in Part I of this document is incorporated by reference herein.

ITEM 9.    EXHIBITS

             The following exhibits have been filed as part of this Registration Statement:

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
4.1                Form of Participation Form of the Amended and Restated
                   Dividend Reinvestment Plan of The Thomson Corporation

4.2                Form of Amended and Restated Dividend Reinvestment Plan of
                   The Thomson Corporation

5 Opinion of Torys LLP as to the legality of the securities being registered

8 Opinion of Torys LLP regarding tax matters (contained in Exhibit 5)

23.1               Consent of PricewaterhouseCoopers LLP

23.2               Consent of Torys LLP (contained in Exhibit 5)

24 Powers of Attorney (included on the signature pages of this Registration Statement)

ITEM 10.   UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth above in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effect amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 26th day of July, 2002.


                             THE THOMSON CORPORATION



                             By:          /s/ DAVID J. HULLAND
                                ------------------------------------------------
                                               David J. Hulland
                                     Senior Vice President, Finance

                                POWER OF ATTORNEY

         The Thomson Corporation and each person whose signature appears below hereby appoints Stephane Bello and David J. Hulland as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of The Thomson Corporation and each such person, individually, and in each capacity stated below, one or more amendments (including post-effective amendments) to the Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to the Registration Statement with the U.S. Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                 Title                                  Date
       ---------                                 -----                                  ----
/s/ RICHARD J. HARRINGTON        President, Chief Executive Officer                 July 26, 2002
-------------------------                   and Director
     Richard J. Harrington         (Principal Executive Officer)


/s/ ROBERT D. DALEO               Executive Vice-President, Chief                   July 26, 2002
-------------------------          Financial Officer and Director
    Robert D. Daleo              (Principal Financial and Accounting
                                              Officer)

/s/ KENNETH R. THOMSON                          Director                            July 26, 2002
-------------------------
   Kenneth R. Thomson

                                                Director                            July ___, 2002
-------------------------
  W. Geoffrey Beattie

                                                Director                            July ___, 2002
-------------------------
      John A. Tory


/s/ RONALD D. BARBARO                           Director                            July 26, 2002
-------------------------
   Ronald D. Barbaro


                                                Director                            July ___, 2002
-------------------------
V. Maureen Kempston Darkes


/s/ STEVEN A. DENNING                           Director                            July 26, 2002
---------------------
   Steven A. Denning


   /s/ JOHN F. FRASER                           Director                            July 26, 2002
   ------------------
     John F. Fraser


                                                Director                            July ___, 2002
 ---------------------
    Roger L. Martin


                                                Director                            July ___, 2002
 ---------------------
   Vance K. Opperman


  s/ DAVID H. SHAFFER                           Director                            July 26, 2002
  -------------------
    David H. Shaffer

      Signature                                 Title                                  Date
      ---------                                 -----                                  ----

                                                Director                            July ___, 2002
----------------------
  David K.R. Thomson


/s/ RICHARD M. THOMSON                          Director                            July 26, 2002
----------------------
  Richard M. Thomson


                                                Director                            July ___, 2002
----------------------
   Peter J. Thomson

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative certifies that it is the duly authorized United States representative of The Thomson Corporation and has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of The Thomson Corporation in the United States, in the City of Stamford, State of Connecticut, on this 26th day of July, 2002.




                            THOMSON U.S. HOLDINGS INC.
                            (Authorized Representative)




                            By:   /s/ EDWARD A. FRIEDLAND
                               ---------------------------------------
                                      Edward A. Friedland
                                Vice President and Assistant Secretary

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
4.1                Form of Participation Form of the Amended and Restated
                   Dividend Reinvestment Plan of The Thomson Corporation

4.2                Form of Amended and Restated Dividend Reinvestment Plan of
                   The Thomson Corporation

5 Opinion of Torys LLP as to the legality of the securities being registered

8 Opinion of Torys LLP regarding tax matters (contained in Exhibit 5)

23.1               Consent of PricewaterhouseCoopers LLP

23.2               Consent of Torys LLP (contained in Exhibit 5)

24 Powers of Attorney (included on the signature pages of this Registration Statement)